EXHIBIT 10.26






                                KU ENERGY CORPORATION

                         DIRECTOR DEFERRED COMPENSATION PLAN

                         (As Amended and Restated Effective
                               As Of January 1, 1997)










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                                KU ENERGY CORPORATION
                         DIRECTOR DEFERRED COMPENSATION PLAN

              (As Amended and Restated Effective As Of January 1, 1997)


                                      ARTICLE I

                                       Purpose

                    The KU Energy Corporation Director Deferred

          Compensation Plan (the "Plan") was established, effective May 1,

          1992, to provide eligible directors of KU Energy Corporation with the opportunity to defer some or all of the compensation which may be payable to them for services to be performed as members of the Board of Directors of KU Energy Corporation.  The terms and conditions of the Plan, as amended and restated effective as of

          January 1, 1997, are set forth below.


                                      ARTICLE II

                                     Definitions

                    The following words and phrases shall have the meanings

          set forth below unless a different meaning is clearly required by the context:

                         (a)  Act:  The Securities Exchange Act of
                    1934, as amended from time to time.

                         (b)  Account:  The account maintained
                    for each Participant showing his or her
                    interest under the Plan which shall be
                    divided into Subaccount I and Subaccount II as provided in Section 4.1.

                         (c)  Accounting Date:  Except as
                    otherwise provided herein, each March 31, June 30, September 30 and December 31 of each calendar year. The first Accounting Date under the Plan was June 30, 1992.

                         (d)  Beneficiary:  The person or persons
                    (natural or otherwise) designated, in

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                    accordance with Section 5.4, to receive the
                    distribution of a Participant's Account
                    balance in the event of the Participant's death.

                         (e)  Board:  The Board of Directors of
                    the Company.

                         (f)  Change in Control:  The occurrence of
                    any of the events provided in Section 5.7.

                         (g)  Committee:  The Compensation
                    Committee of the Board.

                         (h)  Company:  KU Energy Corporation, a
                    corporation organized and existing under the laws of the Commonwealth of Kentucky.

                         (i)  Compensation:  Any retainer and
                    meeting fees payable to the Director in cash by the Company for services rendered as a member of the Board or any committee thereof.

                         (j)  Director:  Any member of the Board
                    on or after the Effective Date who is
                    separately compensated for his or her
                    services as a member of the Board.

                         (k)  Effective Date:  May 1, 1992.

                         (l)  Fair Market Value:  The closing
                    price of the Company's Common Stock as
                    reported in the listing of the New York Stock
                    Exchange - Composite Transactions on a
                    specified date.

                         (m)  KU:  Kentucky Utilities Company.

                         (n)  Participant:  A Director
                    participating in the Plan in accordance with the provisions of Section 3.2, or a former
                    Director whose Account balance under the Plan has not been paid in full.

                         (o)  Plan:  The KU Energy Corporation
                    Director Deferred Compensation Plan set forth in this instrument, as it may be amended from time to time.

                         (p)  Service:  An individual's service
                    on the Board and on the boards of KU or any other Subsidiary.




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                         (q)  Subsidiary:  An entity in which the
                    Company, KU or one or more other Subsidiaries directly or indirectly beneficially owns 50% or more of the voting securities.


                                     ARTICLE III

                            Eligibility and Participation

                    3.1  Eligibility:  Each member of the Board who was a

          Director on the Effective Date was eligible to participate in the

          Plan as of the Effective Date.  Each other Director shall be eligible to participate in the Plan as of the first day of the month next following the date he or she becomes a Director.

                    3.2  Participation:  A Director may elect to

          participate in the Plan effective as of the date the Director first becomes eligible to participate as provided in Section 3.1,

          or effective as of the January 1st of any calendar year beginning after such date, by filing written notice of such election with the Company prior to the effective date of such election.  Such notice shall be accompanied by (i) an election to defer

          Compensation as provided in Section 3.4, (ii) an election with respect to Account adjustments as provided in Section 4.3, and

          (iii) an election as to the method of payment as provided in

          Section 5.1.  Upon filing such election notice, the Director shall become a Participant in the Plan effective as of the date elected as permitted in this Section 3.2.

                    3.3  Crediting of Compensation:  Commencing on the

          effective date of a Participant's participation in the Plan and continuing during the period that Compensation is to be credited to the Participant's Account under the Plan, the Company shall defer payment of and credit to the Participant's Account all or

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          such portion, as elected by the Participant under Section 3.4, of the Compensation that the Participant would have received for services rendered by the Participant during such period as a member of the Board but for his participation in the Plan, such credits to be made as provided in Section 4.2(b).

                    3.4  Election to Defer:  At the time a Director elects

          to become a Participant, the Director shall elect to have from

          10% to 100%, in specified multiples of 10%, of his or her

          Compensation for services rendered subsequent to the date the

          Director becomes a Participant deferred under the Plan and credited to his or her Account as provided in Section 3.3.  Such election shall remain in effect until changed or terminated as hereinafter provided.

                    A Participant may change his or her election under this

          Section 3.4 effective as of the January 1st of any calendar year with respect to Compensation for services to be rendered as a

          Director on or subsequent to such January 1st, by filing with the

          Company written notice of such change prior to the effective date of such change.  Any change may (i) increase or decrease, within the limits prescribed in the preceding paragraph, the portion of

          Compensation to be deferred and credited to the Participant's

          Account as provided in Section 3.3, (ii) terminate an election to defer Compensation under this Section 3.4 or (iii) resume the deferral of Compensation under the Plan within the limits

          prescribed in the preceding paragraph.  A change in the portion of Compensation deferred or the termination of a Participant's election to defer Compensation shall not entitle the Participant



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          to receive payment of his or her Account balance, which shall be payable only as provided in Article V.

                    Any election or change in election under this

          Section 3.4 shall be made on a form provided or prescribed by the

          Company.


                                      ARTICLE IV

                                Participants' Accounts

                    4.1  Individual Accounts:  A separate Account shall be

          maintained by the Company on its books for each Participant.

          Such Account shall be divided into subaccounts to specifically identify the portion of the Account subject to adjustment under

          Section 4.3(a) ("Subaccount I") and the portion of the Account subject to adjustment under Section 4.3(b) ("Subaccount II").  As of January 1, 1995, each Participant's Account was allocated to

          Subaccount I unless the Participant had elected otherwise as of such date as then provided in the Plan.  Subaccounts I and II may, in turn, be further subdivided into such subaccounts as the

          Company considers desirable for purposes of the administration of the Plan.

                    4.2  Accounting Procedures:  Each Participant's Account

          shall be adjusted as of each Accounting Date occurring on or after December 1, 1996 as follows and in the following order:

                         (a)  The amount of any transfer to or
                    from Subaccount I or Subaccount II of the Participant's Account, pursuant to a change in election or deemed election under Section 4.3, made as of the first day of the calendar quarter in which such Accounting Date occurs shall be added to or subtracted from, as the case may be, the applicable Subaccounts as of the first day of such calendar quarter.


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                         (b)  Each Participant's Account shall
                    next be credited with the amount of
                    Compensation to be credited to his or her Account as provided in Section 3.3 during the period ending on such Accounting Date that follows the next preceding Accounting Date. Credits shall be made as of the last business day of the respective calendar months in which such Compensation would have been paid to the Participant by the Company but for his or her participation in the Plan and shall be allocated to Subaccount I or Subaccount II in accordance with the Participant's election or deemed election as in effect as of the respective dates as of which the credits are made.

                         (c)  Each Participant's Account shall
                    next be charged as of such Accounting Date with the amount of any distributions under the Plan to the Participant or to his or her Beneficiary effective as of or prior to such Accounting Date.

                         (d)  Subaccount I of each Participant's
                    Account shall next be credited with the
                    amount equivalent to interest, as determined under Section 4.3(a), to be added to the Participant's Account as of such Accounting Date.

                         (e)  Subaccount II of each Participant's
                    Account shall next be adjusted upwards or downwards, as the case may be, in accordance with Section 4.3(b), to reflect the Fair Market Value of the hypothetical shares of Company Common Stock allocated to Subaccount II of the Participant's Account as of such Accounting Date.

               4.3  Election With Respect to Subaccount Adjustments:

          Subaccount I and Subaccount II of a Participant's Account are

          subject to adjustment on and after December 1, 1996, as provided in Section 4.2 as follows:

                         (a)  Subaccount I Adjustments.
                    Subaccount I of a Participant's Account shall be adjusted as of an applicable Accounting Date by the addition of an amount equivalent to interest. The interest equivalent to be credited as of an applicable Accounting Date shall be equal to the interest that would be

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                    earned on the average of the balances in
                    Subaccount I of the Participant's Account at the end of each calendar month ending during the period following the next preceding Accounting Date and ending on the applicable Accounting Date, at a rate per annum which equals the average prime rate charged by banks as reported in the Federal Reserve Bulletin published on or next prior to the applicable Accounting Date.

                         (b)  Subaccount II Adjustments:
                    Subaccount II of a Participant's Account shall be adjusted as of an applicable Accounting Date to equal the Fair Market Value as of such Accounting Date (or, if the Accounting Date is not a trading date, as of the trading date next preceding such Accounting Date) of the number of hypothetical shares of Company Common Stock allocated to Subaccount II of the Participant's Account as of such Accounting Date. The number of hypothetical shares of Company Common Stock allocated to Subaccount II of a Participant's Account as of any date shall be equal to the number of shares of Company Common Stock that would be allocated to the Account as of such date if (i) the Compensation credited to the Participant's Account to be allocated to Subaccount II was invested in the Company's Common Stock at Fair Market Value on the trading day that is coincident with or next preceding the last day of the calendar month in which such Compensation would have been paid to the Participant but for participation in the Plan, (ii) any balance transferred effective as of January 1, 1995 from Subaccount I due to the one-time election permitted under
                    Section 4.3 of the Plan as then in effect was invested in the Company's Common Stock at the average Fair Market Value on trading days during the month of December, 1994, (iii) any other balance transferred from Subaccount I due to a change in election under this
                    Section 4.3 was invested in the Company's
                    Common Stock at Fair Market Value on the trading day that is coincident with or next following the effective date of such change,
                    (iv) cash dividends on the shares of Company
                    Common Stock treated as allocated to
                    Subaccount II of the Participant's Account were automatically reinvested in the Company's Common Stock at Fair Market Value on the trading day that is coincident with or

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                    next following the applicable dividend
                    payment date, and (v) any transfers to
                    Subaccount I due to a change in election under this Section 4.3 or any distributions from Subaccount II of the Participant's Account were made at Fair Market Value on the trading day that is coincident with or next preceding the effective date of such change of election or distribution of the number of hypothetical shares of Company Common Stock needed to make such transfer or distribution, which hypothetical shares shall be subtracted from the number of shares treated as allocated to Subaccount II of the Participant's Account as of the effective date of the transfer or distribution.

                    At the time a Director elects to become a Participant

          or as of January 1, 1995, if later, the Director shall elect to have the Compensation thereafter deferred under Section 3.4 and credited to the Participant's Account allocated, in specified multiples of 10%, to Subaccount I or Subaccount II.  If a

          Director who was a Participant as of December 31, 1994 failed to make an election hereunder as of January 1, 1995, he was deemed to have elected to have Compensation deferred on or after January

          1, 1995 allocated to Subaccount I.  A Participant's election or deemed election under this Section 4.3 shall remain in effect until changed as provided in this Section 4.3 from time to time.

                    A Participant may change his or her election or deemed

          election under this Section 4.3 effective, beginning on or after

          January 1, 1997, as of the first day of any calendar quarter by filing with the Company written notice of such change at least 15 days prior to the effective date of such change.  Any change shall direct that either or both of (i) that the balance credited to Subaccount I or Subaccount II of the Participant's Account as

          of the immediately preceding Accounting Date be transferred, in


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          specified multiples of 10%, to the other Subaccount or (ii)

          subsequent Compensation credits under Section 3.3 be allocated,

          in specified multiples of 10%, to Subaccount I or Subaccount II.

          Such change shall be effective as of the first day of the

          calendar quarter elected and shall remain in effect until further changed as provided herein.

                    Any election or change in election under this Section

          4.3 shall be made on a form provided or prescribed by the

          Company.

                    Notwithstanding the foregoing provisions of this

          Section 4.3, if a Participant terminates his or her Service and any portion of the balance credited to his or her Account is to be paid in accordance with Payment Method II or Payment Method

          III as provided in Section 5.1, any balance in Subaccount II of the Participant's Account shall be transferred by a deemed election to Subaccount I of the Participant's Account as of the

          day after the Accounting Date that is coincident with or next following the Participant's termination of Service.


                                      ARTICLE V

                               Distribution of Benefits

                    5.1  Termination For Reasons Other Than Death:  Within

          15 days after the Accounting Date coincident with or next

          following the date on which the Participant terminates his or her

          Service for any reason other than death or a termination to which

          Section 5.6 applies, the Company shall pay, or commence to pay,

          to the Participant in cash the amount credited to his or her

          Account.  Payment shall be made in accordance with Payment


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          Method I, Payment Method II or Payment Method III, below, as elected by the Director:

                         (a)  Payment Method I - By payment in a
                    lump sum of the amount credited to the
                    Participant's Account as of the Accounting
                    Date coincident with or next following the date on which the Participant terminates his or her Service.

                         (b)  Payment Method II - By payment in
                    quarterly installments, the number of which shall be the lesser of (i) 40 or (ii) the aggregate number of full calendar quarters during which compensation was credited to the Participant's Account under the Plan and to his or her account under any similar plan of KU or other Subsidiary (but not counting any such calendar quarter more than once). The amount of each installment shall be equal to the quotient obtained by dividing the balance credited to Participant's Account as of the Accounting Date coincident with or next preceding the date of such installment payment by the number of installment payments remaining to be made to such Participant at the time of such calculation.

                         (c)  Payment Method III - By payment in
                    annual installments, the number of which shall be the lesser of (i) 10 or (ii) the aggregate number of full calendar years (but not less than one) during which compensation was credited to the Participant's Account under the Plan and to his or her account under any similar plan of KU or other Subsidiary (but not counting any such calendar year more than once). The amount of each installment shall be equal to the quotient obtained by dividing the balance credited to Participant's Account as of the Accounting Date coincident with or next preceding the date of such installment payment by the number of installment payments remaining to be made to such Participant at the time of such calculation.

          A method of payment shall be elected by the Director at the time the Director elects to become a Participant, which method of payment election shall remain in effect until changed as

          hereinafter provided.

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                    A Participant may change his or her elected method of

          payment from time to time by filing with the Company written notice of such change, except that no election change shall be effective under the Plan if it is filed with the Company after the date which is one year prior to the date on which the

          Participant terminates his or her Service.

                    An election or change in election as to the method of

          payment shall be made on a form provided or prescribed by the

          Company.

                    Notwithstanding a Participant's election under, or the

          foregoing provisions of, this Section 5.1, if a Change in Control occurs after a Participant terminates his or her Service but prior to the complete distribution under the Plan of the balance credited to his or her Account, the amount credited to the

          Participant's Account as of the New York Stock Exchange trading date next preceding the date on which the Change in Control occurs (such amount to be determined as if the trading date next preceding the date on which the Change in Control occurs were an

          Accounting Date) increased by the amount of any Compensation deferred under the Plan by the Participant not previously

          credited to his or her Account, shall be paid in cash in a lump sum to the Participant (or, in the event of the Participant's death after his termination of Service, to his or her

          Beneficiary) within 15 days after the date on which the Change in

          Control occurs, such payment to be made effective as of the date on which the Change in Control occurs.

                    5.2  Death:  Upon the death of a Participant, whether

          before or after termination as a member of the Board, prior to

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          the complete distribution of the balance credited to his or her

          Account, any undistributed amount credited to the Participant's

          Account as of the Accounting Date coincident with or next

          following the Participant's date of death shall be paid in cash in a lump sum to the Participant's Beneficiary within 15 days after such Accounting Date.  If, however, a Change in Control shall occur either before or after the Participant's death but prior to the complete distribution of the balance credited to the

          Participant's Account, distribution shall be made to the

          Beneficiary as provided in the last paragraph of Section 5.1 or in Section 5.6, whichever is applicable, rather than as provided in this Section 5.2.  The foregoing sentence shall not apply if the Participant's termination of Service occurs on or after the third anniversary of the date on which the Change in Control occurs.

                    5.3  Hardship Distribution:  With the prior written

          consent of the Committee, a Participant may withdraw, as of an

          Accounting Date prior to termination of Service, from his or her

          Account a cash amount not in excess of the balance credited to the Participant's Account as of such Accounting Date.  The

          Committee, in its sole discretion, may consent to such withdrawal but only if the withdrawal is necessary, upon demonstration by or on behalf of the Participant, because of a substantial financial hardship of the Participant as a result of accident, illness or disability.  The Committee, in its sole discretion, shall

          determine the amount of such a distribution that is needed to meet the need created by the hardship.  Any such distribution shall be charged first to Subaccount I of the Participant's

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          Account and then, to the extent Subaccount I is insufficient, to

          Subaccount II.

                    5.4  Beneficiary:  As used in the Plan, the term

          "Beneficiary" means:

                         (a)  The last person designated as
                    Beneficiary by the Participant in a written notice on a form prescribed by and filed with the Company;

                         (b)  If there is no designated
                    Beneficiary or if the person so designated shall not survive the Participant, such Participant's spouse; or

                         (c)  If no such designated Beneficiary
                    and no such spouse is living upon the death of a Participant, or if all such persons die prior to the full distribution of the Participant's Account, then the legal representative of the last survivor of the Participant and such persons, or, if the Company shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor (in the proportions in which they would inherit his intestate personal property) shall be the Beneficiaries to whom the then remaining balance of the Participant's Account shall be distributed.

          Any Beneficiary designation may be changed from time to time by like notice similarly delivered.  No notice given under this

          Section shall be effective unless and until the Company actually receives such notice and enters it in its records.

                    5.5  Delay In And Approval Of Distribution:

          Notwithstanding anything to the contrary herein, the distribution of all or any portion of a Participant's Account will be delayed for a period not to exceed seven months or may be subject to prior approval by the Committee or the Board to the extent that the Committee determines that such delay or approval is necessary


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          or desirable to ensure that any transaction under the Plan will qualify for an exemption from the liability provisions imposed on the Participant under Section 16(b) of the Act or any rules and regulations issued thereunder.  In the event of any such delay,

          the undistributed portion of the Participant's Account shall continue to be subject to adjustment as provided in Section 4.2 until distribution is made.

                    5.6  Certain Terminations On or After a Change in

          Control:  If a Participant terminates his or her Service on or after the date on which a Change in Control occurs but prior to the third anniversary of the date on which the Change in Control occurs, the amount credited to the Participant's Account as of the date of his or her termination of Service (such amount to be determined as if the date on which the Participant terminates

          Service were an Accounting Date) increased by the amount of any

          Compensation deferred under the Plan by the Participant not previously credited to his or her Account shall be paid in cash in a lump sum to the Participant (or, in the event of the

          Participant's death, to his or her Beneficiary) within 15 days after the Participant's termination of Service.

               5.7  Change in Control:  For purposes of the Plan, a "Change in Control" shall have occurred if at any time on or after

          December 1, 1996, any of the following events shall occur:

                         (a)  The Company or KU is merged or
                    consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of the then-

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                    outstanding securities entitled to vote
                    generally in the election of directors (the
                    "Voting Stock") of the Company immediately prior to such transaction;

                         (b)  The Company or KU sells or
                    otherwise transfers all or substantially all of its assets to any other corporation or other legal entity, and as a result of such sale or transfer less than 60% of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company, immediately prior to such sale or transfer;

                         (c)  There is a report filed on Schedule
                    13D or Schedule 14D-1 (or any successor
                    schedule, form or report or item therein), each as promulgated pursuant to the Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or
                    Section 14(d)(2) of the Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Act) of securities representing 10% or more of the combined voting power of the Voting Stock of the Company or the Voting Stock of KU; or

                         (d)  If at any time during any period of
                    two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company or KU cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by such company's stockholders, of each director of such company first elected during such period was approved by a vote of at least two-thirds of the directors of such company then still in office who were directors of such company at the beginning of any such period.

                    Notwithstanding the foregoing provisions of paragraph

          (c) above, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company and KU, a

          "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) a

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          Subsidiary or (iii) any Company-sponsored, KU-sponsored or

          Subsidiary-sponsored employee stock ownership plan or any other employee benefit plan of the Company, KU or Subsidiary, either files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule,

          form or report or item therein) under the Act, disclosing

          beneficial ownership by it of shares of Voting Stock of the

          Company or KU, whether in excess of 10% or otherwise.


                                      ARTICLE VI

                                Financing of Benefits

                    The Plan shall be a nonqualified and unfunded plan.

          Benefit payments under the Plan shall represent an unsecured general obligation of the Company and shall be paid by the

          Company from its general assets.  No special fund or trust shall be created or held for the financing of benefits under the Plan.


                                     ARTICLE VII

                                 Facility of Payment

                    Whenever a person entitled to receive any payment under

          the Plan is a person under legal disability or a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is in the opinion of the Committee unable properly to manage his or her affairs, then such payments shall be paid in such of the following ways as the Committee deems best:  (a) to such person directly; (b) to the legally appointed guardian or conservator of such person; (c) to some relative or friend of such person for his or her benefit; (d) for the benefit of such person in such manner as the Committee considers

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          advisable.  Any payment made in accordance with the provisions of this Article shall be a complete discharge of any liability for the making of such payment under the Plan, and the distributee's receipt shall be a sufficient discharge to the Company.


                                     ARTICLE VIII

                                    Administration

                    The Plan shall be administered by the Compensation

          Committee of the Board.  The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder,

          including, but not by way of limitation, to construe and

          interpret the Plan, decide all questions of eligibility and determine the amount and time of payment of benefits hereunder.

          The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.  No

          Participant who is a member of such Committee may vote on any question relating specifically to himself or herself.


                                      ARTICLE IX

                                    Miscellaneous

                    9.1  Other Agreements.  The Plan shall not affect in

          any way the rights or obligations of a Director under any

          deferred compensation or other agreement between the Director and the Company or KU, including, but not limited to, the KU Energy

          Corporation Director Retirement Retainer Program or the Kentucky

          Utilities Company Director Retirement Retainer Program.

                    9.2  Successors.  The Company shall require any

          successor (whether direct or indirect, by purchase, merger,

          consolidation, reorganization or otherwise) to all or

          substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale,

          merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Plan), and the heirs, executors and

          administrators of each Director.

                    9.3  Interests Not Transferable.  No person shall have

          any right to commute, encumber, pledge or dispose of any right to receive payments hereunder, nor shall such payments be subject to seizure, attachment or garnishment for the payments of any debts,

          judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy,

          insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

                    9.4  Amendment and Termination.  The Plan may be

          amended from time to time or terminated by the Board at any time,

          but no amendment or termination may adversely affect the rights of any person without his or her prior written consent.

                    9.5  Applicable Law.  This Plan shall be construed in

          accordance with and governed by the laws of the Commonwealth of

          Kentucky.

                    9.6  Notices.  For all purposes of this Plan, all

          communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid,

          addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to a

          Participant at his or her principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                    9.7  Severability:  Each section, subsection and lesser

          section of this Plan constitutes a separate and distinct

          undertaking, covenant and/or provision hereof.  Whenever

          possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law.

          In the event that any provision of this Plan shall finally be determined to be unlawful, such provision shall be deemed severed from this Plan, but every other provision of this Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.

                    9.8  Withholding of Taxes:  The Company may withhold

          from any amounts payable under this Plan all federal, state, city and other taxes as shall be legally required.

                    9.9  Adjustments:  In the event of any stock dividend

          or split, recapitalization, reclassification, increase or

          decrease in the number of outstanding shares, merger,

          consolidation or exchanges in shares or other similar changes in the Company's Common Stock, appropriate adjustments shall be made in the Company Common Stock referenced in the Plan, including in the calculations under Section 4.3(b), to reflect any such change.

                    IN WITNESS WHEREOF, KU Energy Corporation has caused

          this instrument to be executed in its name by its Chairman of the

          Board, President and Chief Executive Officer and its Corporate

          Seal to be hereunto affixed, attested by its Secretary, as of the

          28th day of January, 1997.


                                        KU ENERGY CORPORATION




                                        By/s/Michael R. Whitley
                                          Chairman of the Board, President
                                          and Chief Executive Officer



          [Corporate Seal]


          ATTEST:


               /s/George S. Brooks II
                    Secretary